Exhibit 3.17
Filed in the Office of
Secretary of State of
West Virginia,
this date: MAY 24 1976
ARTICLES OF INCORPORATION
OF
GREENBRIER PETROLEUM CORPORATION
The undersigned, acting as incorporator(s) of a corporation under Section 27, Article 1, Chapter 31 of the Code of West Virginia adopt(s) the following Articles of Incorporation for such corporation, FILED IN DUPLICATE:
     I. The undersigned agree to become a corporation by the name of Greenbrier Petroleum Corporation. (The name of the corporation shall contain one of the words “corporation,” “company,” “incorporated,” “limited” or shall contain an abbreviation of one of such words.)
     II. The address of the principal office of said corporation will be located at 604 Commerce Square, in the city, of Charleston in the county of Kanawha, State of West Virginia, ZIP 25301.
IF either the principal office or the principal place of business of said corporation is NOT located in the State of West Virginia, give address of the exact location.
     III. The purpose or purposes for which this corporation is formed are as follows:
(Please type double space. If not sufficient room to cover this point, add one or more sheets of paper of this size.)
     To carry on all business relating to the development and utilization of natural resources and to do all acts and things incidental to such businesses; to explore for, mine, mill, concentrate, convert, smelt, treat, refine, prepare for market, manufacture, buy, sell, exchange, and otherwise produce, process, and deal in all kinds of ores, metals, minerals, oil, natural gas, timber and timber rights, water power, and all other natural products and the products and by-products thereof of every kind and description and by whatever means the same can be and may hereafter be produced, processed, handled, or dealt in; and, generally and without limit as to amount, to buy, sell, exchange, lease, acquire, deal in lands, mines and mineral rights and claims, timber and timber rights, interests in oil and gas rights, plants, pipelines, and all other means of property transmission and transportation.

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     To establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools or apparatus necessary in the boring or otherwise sinking of wells for the production of oil, gas, or water; to construct or acquire by lease or otherwise, and to maintain and operate pipelines for the conveyance of oil and natural gas, oil storage tanks and reservoirs, and tank cars of all kinds, tank steamers, and other vessels, wharves, docks, warehouses, storage houses, loading racks, and all other convenient instrumentalities for the shipping and transportation of crude or refined petroleum or natural gas and all other volatile, solid, or liquid mineral substances in any and all forms; to manufacture, buy, sell, lease, let and hire machines and machinery, equipment, tools, implements, and appliances, and all other property, real and personal, useful or available in prospecting for and in producing, transporting, storing, refining, or preparing for market, petroleum and natural gas and all other volatile and mineral substances and their products and by-products and of all articles and materials in any way resulting from or connected therewith; to purchase, lease, construct, or otherwise acquire, exchange, sell, let, or otherwise dispose of, own, maintain, develop, and improve any and all property, real or personal, plants, refineries, factories, warehouses, stores and buildings of all kinds useful in connection with the business of the corporation, including the drilling for oil and gas wells or mining in any manner or by any method permitted by law on such real property.
     To purchase, hold, sell and to lease personal property of every kind, nature and description.

     To manufacture, purchase or otherwise acquire, own, mortgage, pledge, sell, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with goods, wares and merchandise and real and personal property of every class and description.
     To acquire and undertake the goodwill, property, leases, rights, franchises and assets of every kind and/or the liabilities of any person, firm, association or corporation, either wholly or partly, and pay for the same in cash, stock or bonds of the company or otherwise.
     To incur debts, and to raise, borrow and secure the payment of money in any lawful manner, including the issue or sale or other distribution of bonds, warrants, debentures, obligations, negotiable and transferrable instruments, and evidences of indebtedness of all kinds, whether secured by mortgage, pledge, deed of trust or otherwise, and without limit as to amount.
     To enter into, make, perform and carry out contracts of every sort and kind with any person, firm, association, corporation, public, private or municipal, or body politic.
     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trade-marks and trade names, relating to or useful in connection with any business of the corporation.
     To purchase, own, dispose of, underwrite and guarantee the shares of capital stock and/or bonds, securities and obligations of any other corporation or corporations, whether created under the laws of this state or any other state or country, or of any person, firm, partnership, association, trust, trusteeship or other organization, and while the owner thereof to exercise all the rights, powers and privileges of ownership, including the right to vote such shares in corporate meetings.

     To act as agent and representative of corporations, firms, and individuals, and as such to develop and extend business interests of corporations, firms and individuals.
     To accept and execute trusts, and to administrate, fulfill and discharge the duties of such trust.
     To enter into, make, perform and carry out all contracts of every kind and for any lawful purpose with any person, firm, association or corporation.
     In general, to carry on any other incidental business in connection with the foregoing, and to have and to exercise all the powers conferred by the laws of the State of West Virginia upon corporations of this character.
     The foregoing clauses shall be construed both as objects and powers; and it is hereby expressly provided that the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the powers of the corporation.

     IV. Provisions granting preemptive rights are:
     V. Provisions for the regulation of the internal affairs of the corporation are:
     VI. The amount of the total authorized capital stock of said corporation shall be One Thousand ($1,000.00) dollars, which shall be divided into ten (10) shares of the par value of One Hundred ($100.00) dollars each.
NOTE:	In the case of a corporation NOT organized for profit and not authorized to issue capital stock, a statement to that effect shall be set forth.

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     VII. The full names and addresses of the incorporator(s), including street and street numbers, if any, and the city, town or village, including ZIP number, and if a stock corporation, the number of shares subscribed for by each.

NAME	ADDRESS	NO. OF SHARES
(Optional)
H. D. Wells, III	Suite 604 Commerce Square Charleston, West Virginia 25301

     VIII. The existence of this corporation is to be perpetual.
     IX. The name and address of the appointed person to whom notice or process may be sent:  H. D. Wells, III
  Suite 604 Commerce Square
  Charleston, West Virginia 25301
     X. The number of directors constituting the initial board of directors of the corporation is                     , and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify. (Naming the board of directors is optional.)

NAME	ADDRESS

     I, THE UNDERSIGNED, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file this Articles of Incorporation, and I have accordingly hereunto set our respective hands this                      day of May, 1976.
(All incorporator/s must sign below. Names and signatures must appear the same throughout the Articles of Incorporation.)

/s/ H. D. Wells, III
H. D. WELLS, III

Articles of Incorporation
prepared by: (Name and Address)
Thomas R. Goodwin
1717 Charleston National Plaza
Charleston, West Virginia 25301

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Filing fee:      $5.00           #1846
License tax:   $190.00       $195.00
ARTICLES OF AMENDMENT
to
ARTICLES OF INCORPORATION
of
GREENBRIER PETROLEUM CORPORATION
     Pursuant to the provisions of Section 31, Article 1, Chapter 31 of the Code of West Virginia, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:
     FIRST: The name of the corporation is Greenbrier Petroleum Corporation.
     SECOND: The following Amendments of the Articles of Incorporation were adopted by the shareholders (Note 1) of the corporation on July 7, 1976, in the manner prescribed by Sections 107 and 147, Article 1, Chapter 31.
     RESOLVED: That the total authorized capital stock of this corporation be increased from One Thousand Dollars ($1,000.00), divided into ten (10) shares of the par value of One Hundred Dollars ($100.00) each, to Three Hundred Fifty Thousand Dollars ($350,000.00), divided into three hundred fifty thousand (350,000) shares of the par value of One Dollar ($1.00) each; and that Article VI of the Articles of Incorporation of this corporation be amended to read and have force and effect as follows:.
     “VI. The amount of the total authorized capital stock of this corporation shall be Three Hundred Fifty Thousand Dollars ($350,000.00), which shall be divided into 350,000 shares of the par value of One Dollar ($1.00) each.”

     THIRD: The number of shares of the corporation outstanding at the time of such adoption was 10; and the number of shares entitled to vote thereon was 10.
     FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

Number of
Class	Shares
Common	10
(Note 2)
     FIFTH: The number of shares voted for such amendment was 10; and the number of shares voted against such amendment was 10.
(Note 2)
     SEVENTH: The manner in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:
          None

(Note 2)
Dated Aug 5, 1976.

Greenbrier Petroleum Corp. (Note 4)
By	/s/ H. D. Wells III
Its Vice President

(Note 5)
and	/s/ H B Wehrle
Its Secretary

STATE OF
                                                SS
COUNTY OF
     I,                     , a notary public, do hereby certify that on this 5 day of Aug, 1976, personally appeared before me H. D. Wells III, who, being by me first duly sworn, declared that he is the Vice President of Greenbrier Petroleum Corporation, that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

[ILLEGIBLE] - (notarized) Notary Public

(NOTARIAL SEAL)
Notes:	1. Change to “board of directors” if no shares have been issued.

2. If inapplicable, omit.

3. This article may be omitted if the subject matter is set forth in the amendment or if it is inapplicable.

4. Exact corporate name of corporation adopting the Articles of Amendment.

5. Signatures and titles of officers signing for the corporation.

6. This articles of amendment to the articles of incorporation must be filed in duplicate.
Articles of Amendment
       prepared by:
Name Paul N. Bowles
Address P. O. Box 1386
              Charleston, W. Va. 25325